STATE OF UTAH
                         Department [ SEAL] of Commerce




                     CERTIFICATION OF ARTICLES OF AMENDMENT
                            ENACTING CHANGE OF NAME


           THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE HEREBY CERTIFIES THAT THE ATTACHED is a true, correct and complete copy of the Articles of Amendment submitted by

                     INTERNATIONAL MARKETING DYNAMICS, INC.
           for approval and filing by this office on DECEMBER 30, 1998, and that the corporation name is changed thereby to

                               TWO DOG NET, INC.



           AS APPEARS OF RECORD IN THE OFFICES OF THE DIVISION.

           File Number: CO 104709


                                                Dated this 5th day
                                                of January, 1999.


           [SEAL]                               /s/ Lorena P. Riffo
                                                --------------------------------
                                                Lorena P. Riffo
                                                Division Director of
                                                Corporations and Commercial Code